UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Stock and Non-Voting Preferred Stock

On April 13, 2023, Regulus Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue (i) 2,615,536 shares of the Company’s common stock (“Common Stock”) at a purchase price of $0.9001 per share, which is the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement, and (ii) 140,827 shares of newly designated non-voting Class A-5 convertible preferred stock of the Company, in lieu of shares of Common Stock, at a purchase price of $90.01 per share in a private placement transaction (the “Private Placement”). Upon the closing of the financing, which is anticipated to occur on or about April 13, 2023, the total gross proceeds to the Company are expected to be approximately $15.0 million. Each share of non-voting Class A-5 convertible preferred stock is convertible into 100 shares of Common Stock, subject to certain beneficial ownership conversion limitations.

Stelios Papadopoulos, Ph.D., the Company’s Chairman of the Board, is a Purchaser under the Purchase Agreement and has agreed to purchase 222,198 shares of Common Stock at the Closing at a purchase price of $0.9001 per share of Common Stock for an aggregate purchase price of $200,000.42.

SVB Securities LLC is acting as lead placement agent for the Private Placement and H.C. Wainwright & Co., LLC is acting as co-placement agent for the Private Placement. Each is entitled to receive a portion of a combined fee equal to 6.0% of the aggregate gross proceeds from the securities sold at the Closing, plus the reimbursement of certain expenses.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Closing, one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement and the shares of Common Stock issuable upon conversion of the non-voting convertible preferred stock issued pursuant to the Purchase Agreement (the “Registrable Securities”), and generally to cause the applicable registration statements to become effective within 90 days after the Closing. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On April 13, 2023, the Company issued a press release announcing the Purchase Agreement, a copy of which is attached to this report as Exhibit 99.2.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers has represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Class A-5 Certificate of Designation

On April 13, 2023, in connection with the Closing, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class A-5 Convertible Preferred Stock (the “Class A-5 Certificate of Designation”). The Class A-5 Certificate of Designation establishes and designates the Class A-5 convertible preferred stock, par value $0.001 per share, and the rights, preferences and privileges thereof.

Each share of Class A-5 convertible preferred stock is convertible into 100 shares of Common Stock, subject to proportional adjustment as provided in the Class A-5 Certificate of Designation. In the event of the Company’s liquidation, dissolution or winding up, holders of Class A-5 convertible preferred stock will participate pari passu with any distribution of proceeds to holders of Common Stock, holders of the Company’s Class A-1 convertible preferred stock, holders of the Company’s Class A-2 convertible preferred stock, holders of the Company’s Class A-3 convertible preferred stock, holders of the Company’s Class A-4 convertible preferred stock and the holders of any series of class of the Company’s preferred stock or other capital stock thereafter created ranking on its terms on parity with the Class A-5 convertible preferred stock or the Common Stock. Holders of Class A-5 convertible preferred stock are entitled to receive dividends on shares of Class A-5 convertible preferred stock equal (on an as converted to Common Stock basis) to and in the same form as dividends actually paid on the Common Stock. Shares of Class A-5 convertible preferred stock generally have no voting rights, except as required by law.

The foregoing is only a summary of the terms of the Class A-5 Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Class A-5 Certificate of Designation, a copy of which is attached to this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Class A-5 Convertible Preferred Stock.

4.1	Reference is made to Exhibit 3.1.

99.1	Securities Purchase Agreement, dated April 13, 2023, by and among the Company and the Purchasers.

99.2	Press release, dated April 13, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: April 13, 2023	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer